UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

[ x ]  Filed by the registrant

[    ]  Filed by a party other than the registrant

Check the appropriate box:

[ x ] Preliminary Information Statement

[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[    ] Definitive Information Statement

AMERICAN HOSPITAL RESOURCES, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

INFORMATION STATEMENT

AMERICAN HOSPITAL RESOURCES, INC.

5231-A Kuaiwi Place

Honolulu, Hawaii  96821

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

1.

Authorize the Company to discontinue its operations as of December 31, 2004 that the Company reclassify itself as a developmental stage company as of December 31, 2004 and that the Company complete a quasi-reorganization whereby the accumulated deficit of the Company is offset against the additional paid in capital.

2.

Amend the Articles of Incorporation to increase the authorized capital so the total number of shares of Common Stock the Company is authorized to issue is Seven Hundred Fifty Million (750,000,000) shares with no par value and the total number of shares of Preferred Stock the Company is authorized to issue is One Hundred Fifty Million (150,000,000) shares with no par value, in such series and designations as may be authorized by the Board of Directors.

3.

Amend the Articles of Incorporation to change the name of the Company to SPAH Holdings, Inc., or such other similar name as may be available in Utah.

The shareholders holding shares representing 52.8% of the votes entitled to be cast at a meeting of the Company’s shareholders, consented in writing to the proposed actions.  The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company’s Board of Directors approved these actions on December 13, 2004 and recommended that the Articles of Incorporation be amended to reflect the above actions.  The proposed Amendment to the Articles of Incorporation will be filed with the Utah Secretary of State and will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our Shareholders.

If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company’s Shareholders at a Special Shareholder’s Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by Section 16-10a-704 of the Utah Revised Business Corporation Act, (the “Utah Law”).  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to Section 16-10-a-1003 of the Utah Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about January 17, 2005.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was December 15, 2004, (the “Record Date”).

Outstanding Voting Stock of the Company

As of the Record Date, there were 12,929,327shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Also, as of the Record Date, there were 2,297,648 shares of Preferred A Stock issued and outstanding with 5 to 1 voting rights for a total of 11,488,240 voting shares.  Further, as of the Record Date, there were 28,867 shares of Preferred C Stock issued and outstanding with 5 to 1 voting rights for a total of 144,335 voting shares.

As of the Record Date, the total number of voting shares, including Common Stock, Preferred A Stock and Preferred C Stock, was 24,561,902.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

As of December 15, 2004, the Company had no shareholders with beneficial ownership of 5% of any class or of the total number of voting shares.  The following table sets forth as of December 15, 2004, the name and the number of shares of the Registrant’s Common Stock, no par value, held of record or was known by the Registrant to own beneficially more than 5% of the 12,929,327 issued and outstanding shares of the Registrant’s Common Stock, and the name and shareholdings of each officer and director individually and of all officers and directors as a group.  Also included in this table is the name and the number of shares of the Registrant’s Preferred A Stock, no par value, held of record or was known by the Registrant to own beneficially more than 5% of the 2,297,648 issued and outstanding shares of the Registrant’s Preferred A Stock that hold 5 to 1 voting rights. Also included in this table is the name and the number of shares of the Registrant’s Preferred C Stock, no par value, held of record or was known by the Registrant to own beneficially more than 5% of the 28,867 issued and outstanding shares of the Registrant’s Preferred C Stock that hold 5 to 1 voting rights. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class	Percent of Voting Shares
Common Preferred A Preferred C	Antione Gedeon (2) 1833 Kalakaua Ave Honolulu, HI 96815	0 0 0	0% 0% 0%	0%
Common Preferred A Preferred C	Mark Buck (2) 428 Hao Street Honolulu, HI 96821	29,950 0 0	0.23% 0% 0%	0.12%
Common Preferred A Preferred C	Officers, Directors and Nominees as a Group: 2 persons	29,950 0 0	0.23%% 0% 0%	0.12%

(1)  For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Voting Stock (b) investment power with respect to the Voting Stock which includes the power to dispose or direct the disposition of the Voting Stock.

(2)  Officer and/or Director of the Company

There are no contracts or other arrangements that could result in a change of control of the Company.

No Dissenter’s Rights

Under Utah Law, any dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Purpose and Effect of the Actions

Quasi-reorganization.

 A quasi-reorganization is an elective accounting procedure under Generally Accepted Accounting Principles (“GAAP”) in which assets and liabilities of the Company are restated to fair value and the Company’s accumulated deficit is reduced to zero.  Under GAAP, utilization of any of the Company’s net operating loss carryforwards subsequent to the quasi-reorganization date will not be credited to future income.  With a quasi-reorganization, a company with a deficit in retained earning gets a “fresh start” by setting retained earnings back to zero as if starting over.  The reduction to equity from the retained earnings deficit is transferred as a reduction to contributed capital.

The action approved authorizes the Company to discontinue its operations as of December 31, 2004 and that the Company reclassify itself as a developmental stage company as of December 31, 2004 and that the Company complete a quasi-reorganization whereby the accumulated deficit of the Company is offset against the additional paid in capital.

By completing the quasi-reorganization, the Company will be able to have a “fresh-start” on its financials statements thus effectively cleaning house of past history that is no longer applicable and allowing the Company to attract a potential merger or acquisition candidate.

Amend the Articles of Incorporation to increase the authorized capital.   By increasing the total number of shares of Common Stock the Company is authorized to issue is Seven Hundred Fifty Million (750,000,000) shares with no par value and  the total number of shares of Preferred Stock the Company is authorized to issue is One Hundred Fifty Million (150,000,000) shares with no par value, in such series and designations as may be authorized by the Board of Directors, the Company will be postured to consummate a merger or acquisition of a suitable target.  Currently, insufficient shares are authorized to effect a merger or acquisition without reversing the stock of our existing shareholders.

The change in capital will not affect the relative rights or privileges of our common stock shareholders.  The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.  The Preferred Stock, once authorized, requires future board approval in order to fix and determine the designations, rights, preferences or other variations of each class or series.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed increase in our authorized common and preferred stock will have on the market price of the Company’s common stock.

Amend the Articles of Incorporation to change the name of the Company.   Due to the evolving nature of the Company’s business and in keeping with the spirit of the quasi-reorganization, the Board of Directors has determined that it is the best interests of the Company to change its corporate name to SPAH Holdings, Inc., or such other similar name as may be available in Utah.  The name change will be effected by an amendment to the Company’s Articles of Incorporation.  By changing the name of the Company to SPAH Holdings, Inc., management believes the Company will no longer be associated with hospital services and would appear more attractive to potential merger or acquisition candidates.

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FINANCIAL INFORMATION

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 10-QSB for the quarter ended September 30, 2004 and other periodic filing with the Securities and Exchange Commission (“SEC)” which we file from time to time.  This information may be found on the SEC’s EDGAR database at www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Mark Buck

Date:

January 6, 2005

Mark Buck

Chairman of the Board

Exhibit “A”

Proposed Amendment to the Articles of Incorporation

AMENDED ARTICLES OF INCORPORATION

OF

AMERICAN HOSPITAL RESOURCES, INC.

Pursuant to Utah Revised Business Corporation Act, Section 16-10a-1006, AMERICAN HOSPITAL RESOURCES, INC.  (the “Corporation”) adopts the following Amendment of its Articles of Incorporation:

FIRST ARTICLE

The name of the Corporation shall be:  SPAH Holdings, Inc.

THIRD ARTICLE

The total number of shares of Common Stock the Company is authorized to issue is Seven Hundred Fifty Million (750,000,000) shares with no par value.

The total number of shares of Preferred Stock the Company is authorized to issue is One Hundred Fifty Million (150,000,000) shares with no par value, in such series and designations as may be authorized by the Board of Directors.

_______________________

The foregoing Amendment was adopted by the Board of Directors and Stockholders of the Corporation.  The Amendment was adopted by separate written consents of the Board of Directors and Stockholders dated December _____, 2004, in accordance with Utah Revised Business Corporation Act Section 16-10a-1003.  The only Stockholders entitled to vote on the Amendment were holders of _____________  shares of Common Stock, which are all of the issued and outstanding shares.  The total number of votes cast in favor of the Amendment by Common Stock holders was ________________, which is sufficient to approve the Amendment.

IN WITNESS WHEREOF, these Articles of Amendment are executed for and on behalf of the Corporation at its act and deed by the undersigned officer hereunto duly authorized, who certifies that the facts herein stated are true this _____ day of December 2004.

AMERICAN HOSPITAL RESOURCES, INC.

Mark Buck

President

STATE OF

)

:ss

COUNTY OF

)

On this ______ day of December, 2004, personally appeared before me the undersigned, a notary public, Mark Buck, who by me first duly sworn, declare that he is the president of the above named corporation, that he signed the foregoing Articles of Amendment to the Articles of Incorporation, and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.

______________________________

Notary Public